UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015 (March 1, 2015)

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 2513
New Orleans, LA	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 754-6986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Treaty Energy Corporation (the “Company”) has negotiated a Trust Agreement (the “Agreement”) with ALBERTACO, an oil and gas company in Calgary (Canada). Under the Agreement, ALBERTACO has committed to sell to the Company (i) a 25% working interest in properties in the Grouard/Roussard/Peace River Arch area designated “PR LANDS” and (ii) the right to participate in two (2) separate Farm-Out Agreements for a total cost of $250,000 (CDN). While not executed (because of the death of a family member of one of signatories), the transaction is believed by management to be “probable” to occur.

Because the Company does not currently have the resources available to pay for the PR LANDS interest, ALBERTACO has agreed to hold this interest in trust and loan the Company its share of the revenue proceeds from the PR Lands interest, at a minimum of C$10,000 and a maximum of C$15,000 per month dependent on commodity pricing, for the next six (6) months.

If the Company is able to fulfill the terms of at least one of the Farm-Out Agreements by August 31, 2015 and/or both by October 31, 2015, then the Company can exercise its right to purchase for $250,000 (CDN) maximum the PR LANDS interest--which is projected to produce approximately 25 BPD of oil, gas and natural gas liquids--and to participate in the two (2) Farm-Out Agreements, the combined production of which is projected to be approximately 200 BPD of oil, gas and natural gas liquids.

If the Company is unable to fulfill the terms either of the two (2) Farm-Out Agreements by October 31, 2015, then the Company would be required to pay ALBERTACO $250,000 (CDN) plus any funds advanced to the Company in order to purchase the PR LANDS interest and to participate in the two (2) Farm-Out Agreements. Alternatively, the Company continues to retain the right to decline the purchase of the PR LANDS interest and Farm-Out Agreements at any time, in which event it would be required to repay ALBERTACO whatever funds it has advanced, including interest at an annual rate of 12.5%, by December 31, 2015.

Item 4.01 - Changes in Registrant's Certifying Accountant.

Withdrawal of Former Auditor

Effective March 11, 2015, the client-auditor relationship between the Company and M&K CPAs (the "Former Auditor") resigned. The Former Auditor elected not to continue.

During the interim periods through the date the relationship with the Former Auditor concluded, there were no disagreements between the Former Auditor and the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

During the two most recent two year periods the former auditor issued an unqualified opinion without modification with the exception of adding a going concern paragraph in both of the most recent two year reports.

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The Company has authorized the Former Auditor to respond fully to any inquiries of the New Auditor relating to its engagement as the Company's independent accountant. On March 15, 2014, the Company provided M&K CPAs, PLLC with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed. The letter from the Former Auditor is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Auditor

On March 11, 2015, the Company engaged BF Borgers CPA PC (the "New Auditor") to be the Company’s independent public accountant to audit the Company's financial statements for the years ending December 31, 2013 and 2014, respectively, and to review the interim financial statements for the three quarterly 10-Q reports that are to be filed for 2014. The decision to engage the New Auditor was recommended and approved by the Company's Board of Directors, effective March 13, 2015.

During the two most recent fiscal years, and the interim periods preceding the engagement, the Registrant has not consulted B F Borgers CPA PC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2014, Rana Ghosh resigned from the Board of Directors of the Company, leaving a two person Board of Directors, namely Christopher Tesarski (Chairman and CEO) and Andrew Kramer (General Counsel and Corporate Secretary). To address the Board departure and qualities needed by the Board going forward, the Board has reached out to three shareholders to assist in the leadership and direction of the Board and the Company. In that context, the following persons have agreed to accept appointment as non-executive Directors of the Board: Mr. Oral Glasco; Mr. John J. ‘Sean’ Hickey; and Mr. David Taylor.

Because the addition of three Directors to the Board constitutes a “change of control,” the applicable Section 14(f) of the Securities Exchange Act of 1934 (the “Exchange Act’) provides that, “…prior to the time any such person takes office as a director…the issuer shall file with the Commission, and transmit to all holders of record of securities of the issuer…” the Schedule 14-F Change of Control Information Statement. In turn, Rule 14f-1 provides that such Schedule shall be forwarded to all shareholders “…not less than 10 days prior to the date any such person[s] take office as a director...,” hereafter the “Effective Date.” Upon the Effective Date as defined, currently expected to occur during the first week of April, the prospective appointed Directors will be added to the Board:

On March 16, 2015, Oral Glasco agreed to serve as Director upon the Effective Date as outlined above. For summary biographies, see the attached press release, styled as Exhibit 99.1.

On March 16, 2015, John J. “Sean” Hickey agreed to serve as Director upon the Effective Date as outlined above. For summary biographies, see the attached press release, styled as Exhibit 99.1.

On March 13, 2015, David Taylor agreed to serve as Director upon the Effective Date as outlined above. For summary biographies, see the attached press release, styled as Exhibit 99.1.

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Item 5.03 - Amendment to Articles of Incorporation or Bylaws.

On March 12, 2015, the Company filed with Nevada (its state of incorporation) to amend its Articles of Incorporation to increase the total number of authorized shares of common stock from 1,950,000 to 2,250,000,000, leaving unchanged the Company’s 50,000,000 authorized shares of preferred stock. New securities counsel (engaged by the Company on February 23, 2015) has advised the Company that such increase is not effective until the Company has prepared and filed a Schedule 14-C Information Statement—in lieu of a shareholder vote and/or Proxy Statement--required of Section 12(g) companies.

Specifically, Section 14(c) of the Exchange Act (as defined above) provides that, in lieu of a vote taken of shareholders pursuant to a Proxy Statement, “…such issuer shall in accordance with the rules of the Commission and transmit to all holders of record such security information substantively equivalent to the information which would be required to be transmitted if a solicitation were made…”; and Rule 14c-5 of the Exchange Act requires that the associated Schedule 14-C “…shall be filed with the Commission at least 10 calendar days prior to the date definitive copies of such statement are first sent or given to security holders…” New Company management has instructed securities counsel to prepare and file the Schedule 14-C immediately, the current and prospective Board now being aware that the proposed increase in common shares is not effective under the applicable Rules 14c-1 et al until such Information Statement is filed, copies are sent to all Company shareholders and, thereafter, 10 days have passed.

Those cumulative actions are currently expected to be concluded in early April—at which point any share issuances deferred by the Company will be then be consummated post-haste.

ITEM 9.01 EXHIBITS

Exhibit No	Title
16.1	Letter from Former Auditor
99.1	Press Release Draft dated as of March 16, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: March 17, 2015	By:	/s/ Andrew L. Kramer
Andrew L. Kramer, General Counsel & Corporate Secretary

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